CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 105 to File No. 33-20673) of the Wilmington Funds of our reports dated June 29, 2012, included in the 2012 Annual Reports to shareholders.

Philadelphia, Pennsylvania

August 27, 2012